EXHIBIT 99.1

First Cash Reports Strong Second Quarter Operating Results
Driven by Growth of Latin American Revenue and Pawn Receivables;
Company Declares Quarterly Cash Dividend
____________________________________________________________

ARLINGTON, Texas (July 28, 2016) -- First Cash Financial Services, Inc. (the “Company”) (NASDAQ: FCFS), a leading international operator of retail pawn stores in the U.S. and Latin America, today announced revenue, net income and earnings per share for the three and six month periods ended June 30, 2016.

Mr. Rick Wessel, chief executive officer, stated, “We are excited about our second quarter results that exceeded both our internal forecast and consensus earnings expectations. Exceptionally strong revenue growth in Latin America was fueled by impressive same-store revenue increases and contributions from new stores including the 211 recently acquired locations in Mexico, Guatemala and El Salvador. Based on the strength of these results, including record pawn receivable balances in Latin America and improving trends in our U.S. pawn business, we have great momentum entering the second half of the year. Additionally, the Company believes it is on track to complete the announced merger with Cash America International, Inc. (“Cash America”) in the third quarter of 2016. The Company today also announced that the Board of Directors has declared a third quarter cash dividend of $0.125 per common share. The dividend is payable on August 24, 2016 to stockholders of record as of August 10, 2016.”

Earnings Highlights

•
Diluted GAAP earnings per share for the second quarter of 2016, which include the impact of significant merger-related expenses, totaled $0.41. Excluding these non-recurring expenses, which totaled $0.10 per share, adjusted diluted earnings per share were $0.51 for the second quarter of 2016 which equaled adjusted diluted earnings per share of $0.51 in the prior year. Strong growth in local-currency operating income in Latin America was offset by an 18% decline in the average value of the Mexican peso, which reduced year-over-year comparable earnings by approximately $0.09 per share for the quarter. Anticipated decreases in net earnings from non-core jewelry scrapping and payday lending operations further reduced comparable earnings by an additional $0.02 per share. Adjusted diluted earnings per share is a non-GAAP measure and is defined and reconciled in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
Year-to-date GAAP diluted earnings per share were $0.88. Excluding the non-recurring expenses related to the merger and other acquisitions, adjusted diluted earnings per share were $0.98 compared to $1.10 in the prior year. Comparative adjusted diluted earnings for the six months ended June 30, 2016 were impacted by $0.16 per share due to a 19% decline in the average value of the Mexican peso and approximately $0.07 per share due to decreases in earnings from non-core jewelry scrapping and payday lending operations.

•
Net income and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain non-recurring charges) for the trailing twelve months ended June 30, 2016 totaled $55.4 million and $130.1 million, respectively. Adjusted EBITDA is a non-GAAP measure and is defined and reconciled in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

Note: All growth rates presented in “Revenue Highlights” and “Pawn Operating Metrics” are calculated on a constant currency basis, a non-GAAP measure defined elsewhere in this release and reconciled to the most comparable GAAP measures in the financial statements in this release. The average Mexican peso to U.S. dollar exchange rate for the three-month period ended June 30, 2016 was 18.1 pesos / dollar versus 15.3 pesos / dollar in the comparable prior-year period and for the six-month period ended June 30, 2016 was 18.0 pesos / dollar versus 15.1 pesos / dollar in the comparable prior-year period.

Revenue Highlights

•
Consolidated core revenue from retail merchandise sales and pawn service fees increased 20% during the second quarter of 2016 compared to the second quarter of 2015. Core pawn revenues in Latin America grew 33% in the second quarter of 2016 and represented 59% of total core revenues. Core U.S. pawn revenues increased 4% for the quarter.

•	Retail merchandise sales in pawn stores increased by 21% for the second quarter of 2016 compared to the prior-year period, driven by sales increases of 31% in Latin America and 6% in the U.S.

•	Pawn fee revenue grew 20% in total compared to the prior-year period, with an increase of 37% in Latin America that was partially offset by a minimal 1% decrease in the U.S.

•
Consolidated same-store core revenue increased 5% for the second quarter, driven by impressive growth in Latin America of over 10%. While U.S. same-store core revenue decreased 1%, it represented the third straight quarter of sequential improvement in this metric.

Pawn Operating Metrics

•
Pawn loans outstanding at June 30, 2016 increased by 43% in Latin America and 17% overall as compared to a year ago, while loans decreased 4% in the U.S. Consolidated same-store pawn loans outstanding at quarter end increased 3%. Same-store pawn loans outstanding at quarter end increased 11% in Latin America compared to the prior-year period, while U.S. same-store pawn loans decreased 4%.

•
Consolidated retail merchandise sales margins improved slightly to 38.3% during the second quarter of 2016, compared to the prior-year period. Second quarter wholesale scrap jewelry margins remained consistent at 19% compared to the prior-year period.

•	The average monthly pawn loan portfolio yield was approximately 13.3% for the second quarter of 2016, which was consistent with the prior-year.

•
The combined annualized yield on total pawn assets (pawn fees plus merchandise sales gross profit), as a percentage of pawn assets (pawn receivables plus inventories), was 176% in the second quarter of 2016, in line with 180% in the prior-year period.

•
Total inventories at June 30, 2016 increased 13% compared to June 30, 2015, which is in line with store growth and acquisitions. Annualized inventory turns for the trailing twelve months ended June 30, 2016 were 3.4 times per year. Aged inventories (items held for over a year) accounted for approximately 4% of total inventories at June 30, 2016, which is a sequential improvement over aged inventories of 5% at March 31, 2016.

Store Count Activity

•
During the quarter, the Company opened 10 new locations in Mexico and one in Guatemala. Year-to-date, a total of 211 stores were added as the Company opened 31 stores and acquired 179 stores in Latin America, and one store in the U.S.

•
For the twelve months ended June 30, 2016, the Company has added 256 pawn stores in Latin America and added five pawn stores in the U.S. The year-over-year store count has increased 36% in Latin America and 22% overall.

•
As of June 30, 2016, the Company operated 1,271 stores, of which 95% or 1,212 were pawn stores. There were 947 stores in Latin America, of which 919 were pawn stores, and 324 stores in the U.S., of which 293 were pawn stores.

•
During the quarter, the Company closed 10 consumer loan stores and two small format pawn stores (which primarily focused on consumer loans) located in Texas and plans to close at least seven additional U.S. consumer loan stores during the third quarter of 2016. By the end of the third quarter, the Company expects to be operating less than 25 consumer loan stores in the U.S., all located in Texas. The Company anticipates that this number will continue to decrease as the Company continues to de-emphasize this non-core product offering.

Financial Metrics

•
Pre-tax store operating margin was 24% for the trailing twelve months ended June 30, 2016, as compared to 25% in the prior-year period, primarily reflecting contraction in non-core payday lending and scrap jewelry sales.

•
The adjusted EBITDA margin was 18% for the trailing twelve months ended June 30, 2016. Excluding the impact of currency, non-core payday lending and wholesale scrap jewelry operations, the adjusted EBITDA margin was consistent with the prior-year period. Adjusted EBITDA margin is a non-GAAP measure and is calculated in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

Liquidity

•
As of June 30, 2016, the Company had $46 million in cash on its balance sheet and $169.5 million of availability for future borrowings under its long-term revolving bank credit facilities. The average interest rate on the Company’s $50.5 million outstanding bank debt at quarter end was 3.00%.

•
In anticipation of the Cash America merger, the Company entered into a $400 million unsecured revolving bank credit facility for the combined company, which will become effective upon the completion of the proposed transaction, subject to the satisfaction of customary closing conditions. The credit facility includes eight participating commercial lenders led by Wells Fargo. The credit facility will have a five year term from the closing date of the merger and will bear interest at either the prevailing London Interbank Offered Rate (LIBOR) plus a fixed spread of 2.5% or the prevailing prime or base rate plus a fixed spread of 1.5%.

•
The Company’s leverage ratio at June 30, 2016 (outstanding indebtedness divided by trailing twelve months adjusted EBITDA) was 1.9:1 and net debt, defined as funded debt less invested cash, was $217 million. The leverage ratio is a non-GAAP measure and is calculated in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
Cash provided by operating activities was $90 million for the trailing twelve months ended June 30, 2016, while free cash flow totaled $52 million. Free cash flow is a non-GAAP measure and is defined and reconciled in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•
For the trailing twelve months ended June 30, 2016, the Company invested $43 million in acquisitions, $30 million in capital expenditures, $17 million in stock repurchases and $7 million in dividend payments, funded primarily with operating cash flows and a $28 million increase in net debt.

Cash Dividends

•	The Board of Directors declared a $0.125 per share third quarter cash dividend on common shares outstanding, which will be paid on August 24, 2016 to stockholders of record as of August 10, 2016.

•	The Board of Directors approved a plan to increase the annual dividend to $0.76 per share, or $0.19 per share quarterly, beginning in the fourth quarter, subject to the closing of the merger.
Fiscal 2016 Outlook

•	The 2016 outlook for adjusted earnings per share and store growth does not include any assumptions regarding earnings or store additions related to the announced merger with Cash America.

•
The Company is raising the lower end of its guidance range by $0.10 per share and expects its fiscal full-year 2016 guidance for adjusted earnings, which excludes non-recurring merger transaction costs, to be in the range of $2.35 to $2.45 per diluted share. The previous guidance range provided on April 28th, 2016, was $2.25 to $2.45 per share. These revised estimates reflect the following assumptions:

◦	An estimated foreign exchange rate of approximately 18.5 Mexican pesos / U.S. dollar for the balance of fiscal 2016.

◦
The estimate excludes the impact of non-recurring transaction expenses of $0.10 per share in the first half of 2016 and excludes any such transaction or restructuring expenses that will be incurred during the remainder of fiscal 2016, which are primarily expenses related to the pending merger with Cash America International, Inc.

•	Excluding the impact of the merger or additional acquisitions, the Company expects to add approximately 220 to 225 new stores in 2016.

Additional Commentary and Analysis

Mr. Wessel further commented on the second quarter results, “We experienced especially strong growth in revenue and pawn loans in Latin America, driven by new stores, acquisitions and impressive same-store results. Of significant note was the 11% growth in currency-adjusted same-store pawn loans and 43% growth in total currency-adjusted pawn receivables in Latin America, which has historically been a strong leading indicator of future revenue growth. This strength is also reflected in currency-adjusted same-store core revenues in Latin America, which were up 10% for the quarter.

“The second quarter results for the 211 stores recently acquired in Mexico, Guatemala and El Salvador in December and early this year were encouraging as well. We have already completed the integration of over 75% of these stores onto our proprietary point-of-sale and pawn management technology platform. With our technology platform in place, we can rapidly implement our best practice lending and retailing policies at these stores, which we believe will drive additional long-term improvements in retail sales and margins, loan yields and profitability of the stores. We also believe that we can implement significant administrative cost synergies in the second half of the year that will drive further earnings accretion as we enter 2017.

“Based on the record pace and success of our store growth in Latin America thus far, coupled with our strong second quarter operating results, we are well-positioned as we begin the second half of 2016. As a result, we have updated our guidance and tightened our adjusted earnings per share expectations to be at the upper end of our original $2.25 to $2.45 estimate for the full year,” Mr. Wessel concluded.

The Company’s guidance is based solely on the Company’s expected stand-alone operational performance and excludes any future merger-related expenses or any expected results of the combined company in the event the merger transaction is completed during the remainder of 2016. As announced in the joint press release filed by Cash America on July 26, 2016, the Company currently expects the merger transaction to close in the third quarter of 2016.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. and its wholly owned subsidiaries and the Company’s previously announced all-stock merger of equals transaction with Cash America. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

Forward-looking statements in this release include, without limitation, the Company’s expectations of earnings per share, earnings growth, expansion strategies, the impact of new or existing regulations, store openings, liquidity (including the availability of capital under existing credit facilities), cash flow, consumer demand for the Company’s products and services, income tax rates, currency exchange rates, future share repurchases and anticipated dividend payments, the price of gold and the impacts thereof, future earnings accretion and related transaction expenses from acquisitions and mergers, the successful completion of expected acquisitions, anticipated debt repayments, the ability to successfully integrate acquisitions and other performance results. These forward-looking statements with respect to the proposed transaction with Cash America include, without limitation, the benefits of the proposed transaction and the expected completion of the transaction. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include, without limitation, the following:

•	changes in foreign currency exchange rates and the U.S. dollar to the Mexican peso and Guatemalan quetzal exchange rates in particular;

•
new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting pawn businesses, consumer loan businesses and credit services organizations (in the United States, Mexico, Guatemala and El Salvador), including administrative or legal interpretations thereto;

•	changes in consumer demand, including purchasing, borrowing and repayment behaviors;

•	changes in regional, national or international economic conditions, including inflation rates, unemployment rates and energy prices;

•	changes in pawn forfeiture rates and credit loss provisions;

•	changes in the market value of pawn collateral and merchandise inventories, including gold prices and the value of consumer electronics and other products;

•	changes or increases in competition;

•	the ability to locate, open and staff new stores and successfully integrate acquisitions;

•	the availability or access to sources of used merchandise inventory;

•	changes in credit markets, interest rates and the ability to establish, renew and/or extend the Company’s debt financing;

•	the ability to maintain banking relationships for treasury services and processing of certain consumer lending transactions;

•	the ability to hire and retain key management personnel;

•	risks and uncertainties related to foreign operations in Mexico, Guatemala and El Salvador;

•	changes in import/export regulations and tariffs or duties;

•	changes in banking, anti-money laundering or gun control regulations;

•	unforeseen litigation;

•	changes in tax rates or policies in the U.S., Mexico, Guatemala and El Salvador;

•	inclement weather, natural disasters and public health issues;

•	security breaches, cyber attacks or fraudulent activity;

•	a prolonged interruption in the Company’s operations of its facilities, systems, and business functions, including its information technology and other business systems;

•	the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements;

•	future business decisions;

•	the risk that the required stockholder approvals to approve the proposed transaction with Cash America may not be obtained;

•	the risks that condition(s) to closing of the proposed transaction may not be satisfied;

•	the length of time necessary to consummate the proposed transaction;

•	the conditions to closing the credit facility may not be satisfied;

•	the risk that the Company and Cash America businesses will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the risk that costs associated with the integration of the Company and Cash America are higher than anticipated; and

•	litigation risk related to the proposed transaction.

These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s 2015 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2016, including the risks described in Part 1, Item 1A, “Risk Factors” of the Company’s annual report, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

About First Cash

With over 1,270 retail and consumer lending locations in the U.S., Mexico, Guatemala and El Salvador, First Cash Financial Services, Inc. is a leading international operator of pawn stores. First Cash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, consumer electronics, power tools, household appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. Approximately 97% of the Company’s revenues are from pawn operations.

First Cash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. First Cash’s common stock (ticker symbol “FCFS”) is traded on the NASDAQ Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

FIRST CASH FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands, except per share amounts)
Revenue:
Retail merchandise sales	$115,543	$105,625	$234,319	$216,079
Pawn loan fees	51,878	47,583	103,311	96,237
Consumer loan and credit services fees	4,916	6,710	10,602	14,305
Wholesale scrap jewelry revenue	9,642	7,705	16,950	17,025
Total revenue	181,979	167,623	365,182	343,646

Cost of revenue:
Cost of retail merchandise sold	71,345	65,636	145,767	133,882
Consumer loan and credit services loss provision	1,320	1,709	2,367	2,706
Cost of wholesale scrap jewelry sold	7,853	6,232	13,724	14,241
Total cost of revenue	80,518	73,577	161,858	150,829

Net revenue	101,461	94,046	203,324	192,817

Expenses and other income:
Store operating expenses	54,578	51,746	109,989	104,067
Administrative expenses	16,509	13,559	33,777	27,332
Acquisition and integration expenses	4,079	1,110	4,479	1,175
Depreciation and amortization	4,947	4,467	9,884	9,014
Interest expense	4,326	4,126	8,786	8,146
Interest income	(224)	(393)	(498)	(737)
Total expenses and other income	84,215	74,615	166,417	148,997

Income before income taxes	17,246	19,431	36,907	43,820

Provision for income taxes	5,573	6,092	12,060	13,693

Net income	$11,673	$13,339	$24,847	$30,127

Net income per share:
Basic	$0.41	$0.47	$0.88	$1.06
Diluted	$0.41	$0.47	$0.88	$1.06

Weighted average shares outstanding:
Basic	28,243	28,196	28,242	28,299
Diluted	28,243	28,411	28,242	28,515

Dividends declared per common share	$0.125	$—	$0.25	$—

FIRST CASH FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,		December 31,
	2016	2015	2015
	(in thousands)
ASSETS
Cash and cash equivalents	$46,274	$77,430	$86,954
Pawn loan fees and service charges receivable	18,259	17,611	16,406
Pawn loans	134,658	124,969	117,601
Consumer loans, net	1,060	1,070	1,118
Inventories	91,861	88,080	93,458
Prepaid expenses and other current assets	7,781	3,853	9,897
Total current assets	299,893	313,013	325,434

Property and equipment, net	123,895	111,754	112,447
Goodwill	312,488	300,378	295,609
Other non-current assets	9,608	10,738	10,084
Deferred tax assets	10,720	8,687	9,321
Total assets	$756,604	$744,570	$752,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$51,056	$39,496	$42,252
Income taxes payable	1,559	1,333	3,923
Total current liabilities	52,615	40,829	46,175

Revolving unsecured credit facility	50,500	56,000	58,000
Senior unsecured notes	196,203	195,564	195,874
Deferred tax liabilities	23,800	18,322	21,464
Total liabilities	323,118	310,715	321,513

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	403	399	403
Additional paid-in capital	203,414	193,977	202,393
Retained earnings	661,390	613,021	643,604
Accumulated other comprehensive loss from
cumulative foreign currency translation adjustments	(95,113)	(53,934)	(78,410)
Common stock held in treasury, at cost	(336,608)	(319,608)	(336,608)
Total stockholders’ equity	433,486	433,855	431,382
Total liabilities and stockholders’ equity	$756,604	$744,570	$752,895

Note: Certain balances as of June 30, 2015 and December 31, 2015 have been reclassified in order to conform to current year presentation. In addition, foreign currency translation adjustments affecting certain deferred tax balances and accumulated other comprehensive loss as of June 30, 2015 have been revised to conform with the current year presentation. As of June 30, 2016, 2015 and December 31, 2015, deferred debt issuance costs of $3,797,000, $4,436,000 and $4,126,000, respectively, are included as a direct deduction from the carrying amount of the senior unsecured notes.

FIRST CASH FINANCIAL SERVICES, INC.
OPERATING INFORMATION
(UNAUDITED)

The following table details the components of revenue for the three months ended June 30, 2016 as compared to the three months ended June 30, 2015 (in thousands). Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates, which is more fully described elsewhere in this release.

				Constant Currency Basis
	Three Months Ended			Three Months Ended	Increase /
	June 30,		Increase /	June 30, 2016	(Decrease)
	2016	2015	(Decrease)	(Non-GAAP)	(Non-GAAP)
U.S. revenue:
Retail merchandise sales	$47,065	$44,323	6%	$47,065	6%
Pawn loan fees	21,844	22,060	(1)%	21,844	(1)%
Consumer loan and credit services fees	4,419	6,174	(28)%	4,419	(28)%
Wholesale scrap jewelry revenue	6,070	4,410	38%	6,070	38%
	79,398	76,967	3%	79,398	3%
Latin America revenue:
Retail merchandise sales	68,478	61,302	12%	80,278	31%
Pawn loan fees	30,034	25,523	18%	35,065	37%
Consumer loan and credit services fees	497	536	(7)%	586	9%
Wholesale scrap jewelry revenue	3,572	3,295	8%	3,572	8%
	102,581	90,656	13%	119,501	32%
Total revenue:
Retail merchandise sales	115,543	105,625	9%	127,343	21%
Pawn loan fees	51,878	47,583	9%	56,909	20%
Consumer loan and credit services fees	4,916	6,710	(27)%	5,005	(25)%
Wholesale scrap jewelry revenue (1)	9,642	7,705	25%	9,642	25%
	$181,979	$167,623	9%	$198,899	19%

(1)
Wholesale scrap jewelry revenue during the three months ended June 30, 2016 consisted primarily of gold sales, of which approximately 6,447 ounces were sold at an average price of $1,268 per ounce, compared to approximately 5,600 ounces of gold sold at $1,203 per ounce in the prior-year period.

FIRST CASH FINANCIAL SERVICES, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table details the components of revenue for the six months ended June 30, 2016 as compared to the six months ended June 30, 2015 (in thousands). Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates, which is more fully described elsewhere in this release.

				Constant Currency Basis
	Six Months Ended			Six Months Ended	Increase /
	June 30,		Increase /	June 30, 2016	(Decrease)
	2016	2015	(Decrease)	(Non-GAAP)	(Non-GAAP)
U.S. revenue:
Retail merchandise sales	$102,126	$96,329	6%	$102,126	6%
Pawn loan fees	46,089	45,966	—%	46,089	—%
Consumer loan and credit services fees	9,628	13,238	(27)%	9,628	(27)%
Wholesale scrap jewelry revenue	10,864	10,148	7%	10,864	7%
	168,707	165,681	2%	168,707	2%
Latin America revenue:
Retail merchandise sales	132,193	119,750	10%	156,754	31%
Pawn loan fees	57,222	50,271	14%	67,584	34%
Consumer loan and credit services fees	974	1,067	(9)%	1,162	9%
Wholesale scrap jewelry revenue	6,086	6,877	(12)%	6,086	(12)%
	196,475	177,965	10%	231,586	30%
Total revenue:
Retail merchandise sales	234,319	216,079	8%	258,880	20%
Pawn loan fees	103,311	96,237	7%	113,673	18%
Consumer loan and credit services fees	10,602	14,305	(26)%	10,790	(25)%
Wholesale scrap jewelry revenue (1)	16,950	17,025	—%	16,950	—%
	$365,182	$343,646	6%	$400,293	16%

(1)
Wholesale scrap jewelry revenue during the six months ended June 30, 2016 consisted primarily of gold, of which approximately 11,687 ounces sold at an average selling price of $1,237 per ounce, compared to approximately 12,200 ounces of gold sold at $1,201 per ounce in the prior-year period.

FIRST CASH FINANCIAL SERVICES, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table details customer loans and inventories held by the Company and active credit service organization (“CSO”) credit extensions from an independent third-party lender as of June 30, 2016 as compared to June 30, 2015 (in thousands). Constant currency results exclude the effects of foreign currency translation and are calculated by translating current-year balances at the prior-year end-of-period exchange rate, which is more fully described elsewhere in this release.

				Constant Currency Basis
				Balance at
				June 30,	Increase /
	Balance at June 30,		Increase /	2016	(Decrease)
	2016	2015	(Decrease)	(Non-GAAP)	(Non-GAAP)
U.S.:
Pawn loans	$66,457	$69,080	(4)%	$66,457	(4)%
CSO credit extensions held by independent third-party (1)	5,161	8,440	(39)%	5,161	(39)%
Other consumer loans	653	626	4%	653	4%
Combined customer loans (2)	72,271	78,146	(8)%	72,271	(8)%
Latin America:
Pawn loans	68,201	55,889	22%	80,105	43%
Other consumer loans	407	444	(8)%	483	9%
Combined customer loans	68,608	56,333	22%	80,588	43%
Total:
Pawn loans	134,658	124,969	8%	146,562	17%
CSO credit extensions held by independent third-party (1)	5,161	8,440	(39)%	5,161	(39)%
Other consumer loans	1,060	1,070	(1)%	1,136	6%
Combined customer loans (2)	$140,879	$134,479	5%	$152,859	14%
Pawn inventories:
U.S.	$47,934	$48,492	(1)%	$47,934	(1)%
Latin America	43,927	39,588	11%	51,849	31%
Combined inventories	$91,861	$88,080	4%	$99,783	13%

(1)
CSO amounts outstanding are composed of the principal portion of active CSO extensions of credit by an independent third-party lender, which are not included on the Company’s balance sheet, net of the Company’s estimated fair value of its liability under the letters of credit guaranteeing the extensions of credit.

(2)
Combined customer loans is a non-GAAP measure as it includes CSO credit extensions held by an independent third-party not included on the Company’s balance sheet. The Company believes this non-GAAP measure provides investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The Company also believes the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on the Company’s balance sheet since both credit services fees revenue and the corresponding loss provision are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

FIRST CASH FINANCIAL SERVICES, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following tables detail the composition of pawn collateral and the average outstanding pawn loan receivable as of June 30, 2016 as compared to June 30, 2015.

	Balance at June 30,
	2016	2015
Composition of pawn collateral:
U.S. pawn loans:
General merchandise	47%	47%
Jewelry	53%	53%
	100%	100%
Latin America pawn loans:
General merchandise	82%	88%
Jewelry	18%	12%
	100%	100%
Total pawn loans:
General merchandise	65%	66%
Jewelry	35%	34%
	100%	100%

				Constant Currency Basis
				Balance at
				June 30,
	Balance at June 30,		Increase /	2016	Increase
	2016	2015	(Decrease)	(Non-GAAP)	(Non-GAAP)
Average outstanding pawn loan amount:
U.S. pawn loans	$160	$159	1%	$160	1%
Latin America pawn loans	62	64	(3)%	73	14%
Total pawn loans	89	95	(6)%	97	2%

FIRST CASH FINANCIAL SERVICES, INC.
STORE COUNT ACTIVITY

The following table details store count activity for the six months ended June 30, 2016:

		Consumer
	Pawn	Loan	Total
	Locations (1)	Locations (2)	Locations
U.S.:
Total locations, beginning of period	296	42	338
Locations acquired	1	—	1
Locations closed or consolidated	(4)	(11)	(15)
Total locations, end of period	293	31	324

Latin America:
Total locations, beginning of period	709	28	737
New locations opened	31	—	31
Locations acquired	179	—	179
Total locations, end of period	919	28	947

Total:
Total locations, beginning of period	1,005	70	1,075
New locations opened	31	—	31
Locations acquired	180	—	180
Locations closed or consolidated	(4)	(11)	(15)
Total locations, end of period	1,212	59	1,271

(1)	At June 30, 2016, 135 of the U.S. pawn stores, which are primarily located in Texas, also offered consumer loans or credit services products, while 49 Mexico pawn stores offer consumer loan products.

(2)	The Company’s U.S. free-standing consumer loan locations offer a credit services product and are all located in Texas. The Mexico locations offer small, short-term consumer loans.

FIRST CASH FINANCIAL SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

The Company uses certain financial calculations such as adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results (as defined or explained below) as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items that the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined in Securities and Exchange Commission (“SEC”) rules. The Company uses these financial calculations in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s operating performance and because management believes they provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results as presented may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income and Adjusted Net Income Per Share
Management believes the presentation of adjusted net income and adjusted net income per share (“Adjusted Income Measures”) provides investors with greater transparency and provides a more complete understanding of the Company’s financial performance and prospects for the future. In addition, management believes the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results for the current periods presented with the prior periods presented.

FIRST CASH FINANCIAL SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(UNAUDITED)

The following tables provide a reconciliation between the net income and diluted earnings per share calculated in accordance with GAAP to the Adjusted Income Measures, which are shown net of tax (in thousands, except per share data):

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share
Net income, as reported	$11,673	$0.41	$13,339	$0.47	$24,847	$0.88	$30,127	$1.06
Adjustments, net of tax:
Non-recurring restructuring expenses related to U.S. consumer loan operations	—	—	208	0.01	—	—	299	0.01
Non-recurring acquisition expenses	2,651	0.10	754	0.03	2,911	0.10	799	0.03
Adjusted net income	$14,324	$0.51	$14,301	$0.51	$27,758	$0.98	$31,225	$1.10

The following table provides a reconciliation of the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above (in thousands):

	Three Months Ended June 30,
	2016			2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Non-recurring restructuring expenses related to U.S. consumer loan operations	$—	$—	$—	$310	$102	$208
Non-recurring acquisition expenses	4,079	1,428	2,651	1,110	356	754
Total adjustments	$4,079	$1,428	$2,651	$1,420	$458	$962

	Six Months Ended June 30,
	2016			2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Non-recurring restructuring expenses related to U.S. consumer loan operations	$—	$—	$—	$439	$140	$299
Non-recurring acquisition expenses	4,479	1,568	2,911	1,175	376	799
Total adjustments	$4,479	$1,568	$2,911	$1,614	$516	$1,098

FIRST CASH FINANCIAL SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(UNAUDITED)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization
The Company defines adjusted EBITDA as net income before income taxes, depreciation and amortization, interest expense, interest income and non-recurring charges as listed below. The Company believes adjusted EBITDA is commonly used by investors to assess a company’s leverage capacity, liquidity and financial performance. However, adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income or other statement of income data prepared in accordance with GAAP. The following table provides a reconciliation of net income to adjusted EBITDA (in thousands):

					Trailing Twelve
	Three Months Ended		Six Months Ended		Months Ended
	June 30,		June 30,		June 30,
	2016	2015	2016	2015	2016	2015
Net income	$11,673	$13,339	$24,847	$30,127	$55,430	$76,596
Income taxes	5,573	6,092	12,060	13,693	25,338	31,797
Depreciation and amortization (1)	4,947	4,327	9,884	8,785	18,545	17,664
Interest expense	4,326	4,126	8,786	8,146	17,527	16,327
Interest income	(224)	(393)	(498)	(737)	(1,327)	(1,076)
EBITDA	26,295	27,491	55,079	60,014	115,513	141,308
Adjustments:
Non-recurring restructuring expenses related to U.S. consumer loan operations	—	310	—	439	8,439	439
Non-recurring acquisition expenses	4,079	1,110	4,479	1,175	6,179	2,117
Adjusted EBITDA	$30,374	$28,911	$59,558	$61,628	$130,131	$143,864

Adjusted EBITDA margin calculated as follows:
Total revenue					$726,138	$721,420
Adjusted EBITDA					$130,131	$143,864
Adjusted EBITDA as a percentage of revenue					18%	20%

Leverage ratio calculated as follows (indebtedness divided by adjusted EBITDA):
Indebtedness (2)					$250,500	$256,000
Adjusted EBITDA					$130,131	$143,864
Leverage ratio					1.9:1	1.8:1

(1)
For the three months ended June 30, 2015, excludes $140,000 of depreciation and amortization, for the six months and trailing twelve months ended June 30, 2015, excludes $229,000 of depreciation and amortization and for the trailing twelve months ended June 30, 2016, excludes $264,000 of depreciation and amortization, which are included in the non-recurring restructuring expenses related to U.S. consumer loan operations.

(2)
Excludes deferred debt issuance costs of $3,797,000 and $4,436,000 as of June 30, 2016 and 2015, respectively, which are included as a direct deduction from the carrying amount of the senior unsecured notes in the condensed consolidated balance sheets.

FIRST CASH FINANCIAL SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(UNAUDITED)

Free Cash Flow
For purposes of its internal liquidity assessments, the Company considers free cash flow, which is defined as cash flow from operating activities reduced by purchases of property and equipment and net cash outflow from loan receivables. Free cash flow is commonly used by investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, repurchase stock, pay cash dividends or repay debt obligations prior to their maturities. These metrics can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. However, free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flow from operating activities, including discontinued operations, or other income statement data prepared in accordance with GAAP. The following table reconciles “net cash flow from operating activities” to “free cash flow” (in thousands):

	Trailing Twelve Months Ended
	June 30,
	2016	2015
Cash flow from operating activities	$90,413	$91,049
Cash flow from investing activities:
Loan receivables	(9,211)	1,517
Purchases of property and equipment	(29,546)	(20,495)
Free cash flow	$51,656	$72,071

Constant Currency
The Company’s reporting currency is the U.S. dollar. However, certain performance metrics discussed in this report are presented on a “constant currency” basis, which may be considered a non-GAAP measurement of financial performance. The Company’s management uses constant currency results to evaluate operating results of business operations in Latin America, which are primarily transacted in local currencies. Constant currency results reported herein are calculated by translating certain balance sheet and income statement items denominated in local currencies using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations for purposes of evaluating period-over-period comparisons. Business operations in Mexico and Guatemala are transacted in Mexican pesos and Guatemalan quetzales, respectively. As the Company acquired the Guatemala stores on December 31, 2015, there are no prior year comparisons and current year results were translated at an average exchange rate of 7.7 Guatemalan quetzales / U.S. dollar. The Company also has operations in El Salvador where the reporting and functional currency is the U.S. dollar. In addition, see the table detailing the components of revenue in “Operating Information” provided elsewhere in this release for additional reconciliation of revenues to constant currency revenues.
The following table provides exchange rates for the Mexican peso for the current and prior year periods:

	June 30,
	2016	2015	Decrease
Mexican peso / U.S. dollar exchange rate:
End-of-period	18.5	15.6	(19)%
Three months ended	18.1	15.3	(18)%
Six months ended	18.0	15.1	(19)%

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (949) 873-2789
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 505-3199
Email:     investorrelations@firstcash.com
Website:    www.firstcash.com